Ambassador Sale Contract
Execution Version
CONTRACT
AGREEMENT made as of the 29th day of November, 2010 (this "Contract") between 175
Ambassador Realty, LLC, a Delaware limited liability company, having an office c/o Sentinel
Real Estate Corporation, 1251 Avenue of the Americas, New York, New York 10020 ("Seller") and
Duke Realty Limited Partnership, an Indiana limited partnership having an office at 600 East 96 th
Street, Suite 100, Indianapolis, Indiana 46240 ("Buyer").
WITNESSETH:
1. Sale, Definitions.
1.1 (a) Seller agrees to sell, assign, convey and transfer to Buyer and Buyer agrees to purchase from Seller all that tract or parcel of land located in Naperville, Illinois and described on Schedule 1 annexed hereto (the "Land"), together with the Improvements (as defined in 1.3 (c)) located thereon, and all of Seller's right, title and interest to all easements and appurtenances thereto, if any (the "Premises") for the price and on the terms hereafter stated.
(b) The Purchase Price for the Premises is NINETEEN MILLION FIVE
HUNDRED THOUSAND DOLLARS ($19,500,000), to be paid as follows:
(i) FIVE HUNDRED THOUSAND DOLLARS ($500,000) two (2)
business days after the Effective Date, to be deposited in escrow with Escrowee, to be disbursed as provided in this Contract.
(ii) The balance of the Purchase Price, after application of the Deposit
(as defined in 1.3(j)), at Closing in cash.
1.2 All Closing cash payments shall be made by Buyer by wire transfer in Federal funds to the Escrowee's account and by Escrowee to Seller's account at a bank designated by
Seller or as Seller shall otherwise direct.
1.3 For the purposes of this Contract, unless the context shall otherwise indicate, the terms set forth below shall be defined as follows:
(a) The word "Closing" shall mean the consummation of the transactions referred to in this Contract which shall occur upon the delivery of the deed described in 7.3(a), the delivery of the other documents described in 7 and the payment of the Purchase Price as provided in 1.1(b) and shall occur on December 3, 2010 (the "Closing Date"). Time shall be of the essence with respect to the obligation of Buyer to purchase the Premises at Closing.
(b) The word "Buyer" shall include an assignee, approved by Seller or authorized by the terms of 11, all in accordance with and subject to 11.
(c) The word "Improvements" shall mean the buildings, structures and other facilities on the Land, together with the fixtures owned by Seller and installed and used in connection with the operation of the building and structure on the Land or located at the
Premises.
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(d) The words "Good Title" shall mean good and marketable title in fee simple, free and clear of all liens, encumbrances, agreements, restrictions and burdens, except for
Permitted Encumbrances.
(e) The words "Permitted Encumbrances" shall mean the matters, exceptions and state of facts affecting title to the Premises determined as provided in 2.4.
(f) The words "Termination Option" shall mean an option by a party to terminate this Contract, to be exercised by written notice to the other party on the conditions set forth with respect to the specific Termination Option, pursuant to which this Contract shall terminate and neither party shall have any obligations of any nature to the other hereunder or by reason hereof, except that the provisions of 2.2, 9, 10, 13, 17 and 21 shall survive that termination and Escrowee shall return the Deposit to Buyer (less the sum of $100 which shall be delivered by Escrowee to Seller as consideration to Seller for entering into this Contract and the
Termination Options provided herein) except for an exercise of the Termination Option provided in 21.2 by Seller, in which case the Deposit shall be paid over as provided in 21.2. Time shall be of the essence in the exercise or deemed exercise of any Termination Option granted in 2.4(b).
(g)
under this Contract.
The word "Escrowee" shall mean the Title Company, acting as escrowee
(h) The words "Title Company" shall mean First American Title Insurance
Company, National Commercial Services Division, 30 North LaSalle Street, Suite 2700,
Chicago, Illinois 60602.
(i) The words "Effective Date" shall mean the date on which both parties shall have signed this Contract and shall be confirmed by notice from the later of the parties to sign.
(j) The tern "Deposit" shall mean the sum of (i) the payment of $500,000 as provided in 1.1(b)(i), and (ii) any income or interest earned on that sum as provided in 10.2.
(k) Phrases referring to "the knowledge of Seller" or words to similar effect shall only refer to the actual knowledge of Martin J. Cawley and the actual knowledge of any other person or any knowledge which would be imputed to any of those persons or to Seller as a matter of law shall not be deemed to be covered by those phrases.
(1) The phrase "Seller has not received any notice" shall mean that Seller has not received originals or copies of written notices at its offices in New York of the subject matter referred to in the representation.
(m) The words "Governmental Authority" shall mean the municipal, district, state and Federal governments, and agencies, authorities, courts and officers of any of them having jurisdiction of the Premises.
(n) The words "Legal Requirements" shall mean all laws, statutes, codes, ordinances, acts, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses,
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authorizations, directions and requirements of all Governmental Authorities in force on the date of this Contract.
(o) The word Tenant" shall mean SYX Distribution Inc., a Delaware corporation.
(p) The word "Lease" shall mean, collectively, that certain Build-To-Suit
Lease Agreement dated April 21, 1995 by and among American National Bank and Trust
Company of Chicago, as Trustee under Trust Agreement dated January 31, 1995 and known as
Trust No. 120041-07 ("American National Bank") as landlord, Walsh, Higgins & Company, as contractor, and Systemax Incorporated as tenant, as amended by that certain First Amendment to
Lease dated February 1, 2006 by and between Ambassador Drive LLC (successor to American
National Bank) and Global Computer Supplies Inc., a New York corporation (f/k/a Systemax
Incorporated), as assigned by that certain Assignment and Assumption of Lease dated
November, 2006 between Ambassador Drive LLC, as assignor, and Seller, as assignee, as further amended by that certain Second Amendment to Lease dated November 28, 2006, and as assigned by that certain Assignment and Assumption of Lease dated February 8, 2010 by and between
Global Computer Supplies Inc., a New York corporation, as assignor, and SYX Distribution Inc., a Delaware corporation, as assignee.
2. Buyer's Due Diligence, Acceptance, Covenants, Acknowledgments.
2.1 (a) Buyer has had access to the Premises and to the books and records of the
Premises pursuant to the terms of the Access Agreement (as defined in 2.2(a)) and has conducted its due diligence with respect to the Premises and Buyer has accepted the financial, leasing, operational and physical condition of the Premises, the legal compliance of the Premises, the state of the title and survey of the Premises (subject to Seller's fulfilling the actions described in the Title Response (as defined in 2.4(a)), at or prior to Closing), and the environmental condition of the Premises and accepts the Premises "as is" in accordance with 2.3 of the Contract.
(b) Buyer has no Termination Option under this Contract, except as provided in 2.4(b), 4, 5 or 21.1 of this Contract.
2.2 Buyer agrees as follows:
(a) Buyer shall comply with the terms of that certain Access Agreement by and between Buyer and Seller dated October 20, 2010, which Access Agreement is hereby incorporated into this Contract and made a part hereof. Notwithstanding anything to the contrary in the Access Agreement, Buyer's obligation to indemnify and hold harmless Seller pursuant to the Access Agreement shall not be subject to the limitation contained in 21.2.
(b) (i) Buyer shall not disclose, and shall not authorize any Related
Person (as defined below) to disclose, to any person (other than the persons described below or as required by applicable Legal Requirement) any information relating to the Premises received directly or indirectly from Seller or through Buyer's inspection and testing processes, unless and until the contemplated transaction shall close. Buyer may make a disclosure of appropriate information to any attorney, engineering consultant, accountant, or employee of the Buyer and to
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any person that is or may be providing equity or debt (either secured or unsecured) financing to
Buyer (such persons being called "Related Persons"), provided the Buyer has advised the Related
Persons of the confidential nature of the information and the existence of this agreement against disclosure, and, if the Related Person is not regularly employed or retained by the Buyer, such advice shall be in writing and shall also state that the Related Person is not authorized to disclose any of such information, except as provided above.
(ii) Buyer hereby agrees that if the transactions contemplated herein do not occur for any reason whatsoever, (including, but not limited to, the exercise of a Termination
Option by either party or a default by either party), Buyer shall destroy or return to Seller all documents, surveys, or other written information of whatever kind or nature in the possession of
Buyer which have been provided by Seller in connection with the contemplated transactions.
(iii) Buyer's obligations pursuant to 2.2(b)(i) and 2.2(b)(ii) shall survive the Closing or termination of this Contract pursuant to a Termination Option.
2.3 Buyer acknowledges that:
(a) Seller will deliver, or cause to be delivered, to Buyer and will make available to Buyer reports, documents, books, records and other written and graphic material pursuant to 2 and the other terms of this Contract that may have been prepared by persons other than Seller or have been prepared by or on behalf of Seller in reliance on information provided by persons other than Seller, that, except as expressly set forth in this Contract, Seller makes no representation or warranty whatsoever, express or implied, with respect to the content, completeness or accuracy or any such materials or with respect to any of the matters disclosed thereby and that, except as expressly set forth in this Contract, Buyer releases Seller from all claims and liabilities in connection with information that is contained in, or that might have been contained in, such materials.
(b) Buyer is deemed to be fully familiar and satisfied with the condition and repair of the Premises, the value, income, expenses and operation thereof, applicable land use ordinances and regulations, legal compliance and the uses which may be made of the Premises, and any other matter with respect thereto;
(c) Buyer acknowledges and agrees that Seller has not made and does not make any representations and warranties of any kind relating to the presence or absence of asbestos, asbestos-containing material, radon, mold, lead-based paint or any hazardous materials on, under, or adjacent to the Premises, and notwithstanding Seller making available any environmental studies, reports and investigations, Buyer will be solely responsible for all investigation or inquiry into such items and shall not make any claim against Seller for, and shall hold Seller harmless from all costs of removal and remediation (including consequential damages) of such items, including without limitation asbestos, radon, mold, asbestos-containing materials, lead-based paint, hazardous materials and any such materials described in said environmental studies, reports and investigations or the other materials referred to above.
(d) Except as expressly set forth in this Contract, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any
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express or implied warranties, guarantees, promises, statements, inducements, representations or information pertaining to the Premises, or any part thereof, the physical condition, legal compliance, income, expenses or operation thereof, the uses which can be made of the Premises or any other matter or thing with respect thereto, and that without limiting the foregoing, except as expressly set forth in this Contract, Seller is not liable for or bound by (and Buyer has not relied upon) any verbal or written statements, representations, real estate brokers' "set ups" or any other information respecting the Premises furnished by Seller or any broker, employee, agent, consultant or other person representing or purportedly representing Seller.
(e) Except as expressly provided herein, no responsibility has been assumed by Seller as to the condition or repair of the Premises or the value thereof or as to any other fact which has or might affect the Premises or the condition, repair, value, expense of operation or income potentials thereof.
(f) BUYER, BY RECORDATION OF THE DEED, SHALL ACCEPT THE
PREMISES "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AS OF THE CLOSING
DATE, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER,
INCLUDING, WITHOUT ANY LIMITATION AS TO ITS CONDITION, FITNESS FOR ANY
PURPOSE OR MERCHANTABILITY OR COMPLIANCE WITH LEGAL REQUIREMENTS,
OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS SET FORTH IN
THIS CONTRACT OR AS SET FORTH IN THE DEED TO BE DELIVERED PURSUANT
TO 7.3(a) OF THIS CONTRACT.
2.4 (a) Buyer has delivered to Seller a copy of the latest existing survey of the
Premises prepared by Compass Surveying Ltd dated October 8, 2010, certified November 8, 2010
(the "Survey"). Buyer has obtained, at Seller's sole cost and expense, a title insurance commitment issued by the Title Company (Effective Date October 22, 2010 (the "Title
Commitment"), setting forth the status of the title to the Premises, with copies of all documents and other items referred to in the Title Commitment as exceptions (the Survey and the Title
Commitment being referred to the "Title Evidence"). Buyer has notified Seller of its objections to the exceptions, defects or objections set forth in the Title Commitment and to the matters disclosed by the state of facts shown on the Survey (such objections being referred to as the
"Exceptions") by letter dated November 19, 2010 ("Buyer's Title Notice"). Seller's counsel responded to Buyer's Title Notice by letter dated November 24, 2010 (the "Title Response') and
Buyer has agreed that the actions to be taken by Seller at or prior to Closing pursuant to the Title
Response are acceptable. Buyer is deemed to have waived its right to object to any matter set forth in the Title Evidence which was not included in Buyer's Title Notice and such exceptions, defects, objections, or matters are deemed to be "Permitted Encumbrances". Seller shall satisfy, and pay all costs in connection with the satisfaction of, any lien securing the payment of a liquidated sum (other than any matter to be prorated as provided in 8) and shall take the actions set forth in the Title Response, at or prior to Closing.
(b) If any title continuation after the search date of the Title Commitment shall disclose any exception, defect or objection not shown on the Title Commitment, Buyer shall have the right to object to that matter, exception, defect or objection, to be exercised within a reasonable period of time, considering the pendency of the Closing, but in no event more than two (2) business days after receipt of such title continuation. If Buyer so notifies Seller of an
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exception, defect or objection, Seller shall notify Buyer within two (2) business days after receipt of Buyer's notice whether it will be able to cure or remove such exception, defect or objection .
If Seller shall notify Buyer that it is not able to cure or remove any such exception, defect or objection, then Buyer shall, at its option, exercise a Termination Option on account of that matter within two (2) business days after receipt of Seller's notice or Buyer shall be deemed to have waived its objection to any such exception, defect or objection, it shall be deemed to be a
Permitted Encumbrance and this Contract shall continue in full force and effect in accordance with its terms.
3. Representations and Covenants.
3.1 Seller represents to Buyer:
(a) Seller (i) is a duly organized and validly existing limited liability company; (ii) is duly bound by the actions and execution hereof by the officer of its manager who executed this Contract; and (iii) has the authority and power to enter into this Contract and to consummate the transaction provided for herein.
(b) The execution and delivery by Seller of, and the performance and compliance by Seller with the terms and provisions of, this Contract do not violate any of the terms, conditions or provisions of (i) its operating agreement, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which
Seller is subject, or (iii) any agreement or contract listed on any Schedule to this Contract or any other agreement or contract to which Seller is a party or to which it or the Premises are subject, nor shall such execution, delivery, performance or compliance constitute a material default thereunder or give to others any rights of termination or cancellation in or with respect to the
Premises. No consent, waiver or approval by any third party is required in connection with the execution and delivery by Seller of this Contract or the performance by Seller of obligations to be performed by Seller under this Contract.
(c) Seller has not received any notice of any actions, suits, proceedings or claims (including without limitation any in respect of environmental protection Legal
Requirements) pending or expressly threatened in writing against or affecting Seller (in respect of the Premises) or the Premises, at law or equity or before or by any Governmental Authority, except as shown on Schedule 3.1(c).
(d) (i) The Rent Roll attached hereto as Schedule 3.1(d) is complete and accurate in all material respects, and Seller shall provide an updated version of the Rent Roll to
Buyer at the Closing. The entirety of the Premises is demised to Tenant pursuant to the Lease.
A complete copy of the Lease has been furnished by Seller to Buyer, and the copy so provided is true and complete. The Lease has not been amended, modified or terminated. Seller represents and warrants that (i) to Seller's knowledge, the Lease is presently in full force and effect without any default on the part of Tenant or Seller thereunder; (ii) Tenant has not prepaid rent by more than thirty (30) days in advance; (iii) Seller has neither given nor received any written notice of any default by Seller or Tenant pursuant to the Lease that remains uncured; and (v) there are no leases or other agreements to occupy all or any portion of the Premises other than the Lease.
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(ii) Tenant has not been given free rent, any concession in the payment of rent or any abatement in the payment of rent, except as set forth in the Lease. Tenant has not paid rent (other than as held for security, if any) more than 30 days in advance, except as shown on Schedule 3.1(d).
(iii) Seller has paid all costs required to be paid by the landlord to the
Tenant in connection with the leasing and preparation of space and has paid all obligations for brokerage commissions and finders' fees incurred in entering into the Lease.
(e) The operating statements attached as Schedule 3.1(e) were prepared on a cash basis (except for taxes, special assessments and insurance premiums) and are true and correct in all material respects.
(f) Seller has not received any notice from a Governmental Authority of any violation of a Legal Requirement with respect to the Premises that has not been cured.
(g) There are no service contracts or management agreements in effect at the
Premises that will be binding on Buyer after Closing.
(h) Seller will pay all expenses incurred in the operation of the Premises prior to Closing (except for any such expenses prorated pursuant to 8).
(i) To Seller's knowledge, Seller is the sole owner of the Premises and no person, other than Buyer, has any right, agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Premises, except as set forth in the Title Commitment. Seller has not received a notice from any party claiming any unrecorded or undisclosed legal or equitable interest in the Premises.
3.2 Between the Effective Date and the date of Closing, Seller agrees as follows:
(a) Seller shall not voluntarily create any liens, encumbrances, defects in title, restrictions or easements (other than Permitted Encumbrances) affecting the Premises.
(b) Seller shall operate the Premises in substantially the same manner as operated prior to the date of this Contract, will not execute any agreement that is not cancelable on thirty days notice without penalty or premium, and will not execute any lease for any portion of the Premises without Buyer's approval, which approval shall not be unreasonably withheld.
4. Title, Title Insurance and Closing Conditions.
4.1 If at Closing Seller is unable to convey to Buyer Good Title to the Premises subject to and in accordance with the provisions of this Contract or is unable to satisfy any other condition to Buyer's obligations under this Contract, then Buyer may either: (i) exercise a
Termination Option, or (ii) elect, as permitted by 4.2, to take such title as Seller is able to convey. Seller shall be entitled to a reasonable adjournment (not to exceed in the aggregate thirty (30) days after the scheduled last day for Closing) to remove any defects in, or objections
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to, Good Title or to fulfill any condition to the performance of this Contract, provided that if
Buyer waives the defect to Good Title, then Seller shall not adjourn the Closing as set forth herein. Seller shall perform any action required by 2.4 or covered by Seller's notice referred to in
2.4, but Seller shall not be required to take or bring any action or proceeding or any other steps to remove any other defects in, or other objections to, title or to expend any moneys therefor, and, in the event Seller elects not to take any such steps, Buyer shall not have any right of action against Seller, in law or in equity, for damages or specific performance.
4.2 Buyer at any time may accept such title as Seller can convey without reduction of the Purchase Price or any credit or allowance on account thereof or other claim against Seller.
The recordation of the deed to Buyer shall be deemed to be full performance and discharge of every agreement and obligation in 2.4 and 4.1 and every condition precedent to Buyer's obligations in 6.1.
4.3 If the Premises shall at the time of Closing be subject to any liens, encumbrances or other title exceptions that Buyer has objected to as provided in 2.4, those matters shall be deemed a Permitted Encumbrance if the title insurer will issue or bind itself to issue a policy which will insure Buyer against claims arising therefrom, collection thereof from or enforcement thereof against the Premises.
5. Casualty and Condemnation.
5.1 The risk of any loss by fire or other casualty or by the taking of the Premises or any part thereof by eminent domain shall be assumed solely by Seller until Closing, provided, however, that in the event of a casualty or a taking causing a loss in an amount equal to or less than three percent (3%) of the Purchase Price, this Contract shall remain in force without reduction of the Purchase Price and the sum of the insurance proceeds collected and the deductible under Seller's insurance policy less any sums applied to restoration of the Premises or the condemnation award allowed shall be paid over to Buyer (or, if that amount has not been collected by Seller before Closing, it shall be assigned to Buyer). Seller shall maintain full replacement value insurance (or the equivalent) on the Improvements until the Closing Date.
5.2 If fire or other casualty shall cause a loss in an amount more than three percent
(3%) of the Purchase Price and the damage shall not be substantially restored or repaired by
Closing, or if a taking shall cause a loss in an amount more than three percent (3%) of the
Purchase Price, then Buyer may exercise a Termination Option within ten (10) days after Seller shall give Buyer notice of the particular events. If Buyer does not timely exercise this
Termination Option, the parties will proceed as provided in 5.1 with respect to a casualty or a taking causing a loss in an amount equal to or less than three percent (3%) of the Purchase Price.
5.3 If any event described in 5 shall occur, the provisions of 5 shall control, and the
Uniform Vendor and Purchaser Risk Act, or any successor statute thereto, or similar laws shall not be applicable.
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6.Conditions Precedent.
6.1 As conditions precedent to Buyer's obligation to purchase the Premises and to perform its other obligations under this Contract:
(a) No event described in 2.4, 4 or 5 for which Buyer has a Termination
Option shall have occurred (unless Buyer shall have waived, or shall have been deemed to waive as expressly provided herein, such event).
(b) Seller shall have complied with its obligations under this Contract and delivered all of the documents required by this Contract.
(c) The representations made by Seller in this Contract shall be true and correct in all material respects, except for representations referring to Seller's knowledge when
Seller's knowledge of a state of facts differing from the representation first occurs because Buyer has informed Seller of such fact or facts before the Decision Date, except to the extent that Seller has agreed to undertake to correct a breach of the representations made known to Seller by
Buyer, then the correction of the breach shall be a condition precedent to Buyer's obligation to purchase the Premises.
(d) Buyer shall have received not less than ten (10) days prior to the Closing
Date a Tenant Estoppel Certificate from Tenant, substantially in the form attached as Exhibit K to the Lease, and such Tenant Estoppel Certificate shall not disclose any default on the part of
Seller or any fact that is inconsistent with any representation or warranty of Seller in this
Contract.
(e) If the Premises is located within a planned unit development governed by a declaration of covenants, conditions and restrictions ("CC&Rs"), Seller shall deliver an estoppel certificate (the "CC&R Estoppel") addressed to the Buyer, dated not earlier than thirty
(30) days before the Closing Date, from the declarant or property owners' association having jurisdiction over the Premises indicating that (i) no fees or assessments levied against the
Premises are unpaid, and (ii) to the knowledge of the certifying party, the Premises is not in violation of the CC&Rs.
6.2 As conditions precedent to Seller's obligation to transfer the Premises:
(a) No event for which Seller has a Termination Option shall have occurred.
(b) Buyer shall have made the payments provided in this Contract and executed the documents referred to in this Contract.
7. Escrow and Closing.
7.1 Seller and Buyer agree to use commercially reasonable efforts to perform with reasonable dispatch the acts to be done by each of them to satisfy the conditions precedent to the
Closing.
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7.2 (a) Concurrently with the execution of this Contract and the deposit of the sum set forth in 1.1(b)(i), each party shall execute such separate escrow instructions with the
Escrowee as may be required by the Escrowee for the administration of the Deposit (as provided in 10) and as are consistent with the terms of this Contract.
(b) On or before 2:00 p.m. on the business day before the date of Closing,
Seller and Buyer shall complete, execute and deposit into escrow the amounts, instruments and documents described in 1.1(b), 7.3 and 7.4 (and shall simultaneously send copies thereof to the other party) execute joint or parallel Closing escrow instructions to the Escrowee and advise the
Escrowee of the prorations and credits for all items referred to in 1.1(b) and 8, except the
Escrowee shall prorate real estate taxes and allocate the costs of the title insurance premiums and other closing costs as provided in this Contract.
(c) Buyer shall deposit immediately available funds required to complete the
Closing in form ready for wiring by the Escrowee by 12:00 Noon Eastern time on the date of
Closing. Escrowee shall complete Closing by recording and delivering the deposited documents and distributing the funds in accordance with the escrow instructions.
7.3 Seller shall deliver the following:
(a) A special warranty deed, substantially in the form of Schedule 7.3(a), conveying Good Title to the Premises to Buyer subject to Permitted Encumbrances and other matters of record, executed in form for recording, provided that if Buyer's update of the Survey gives a legal description different from the description attached to the form of deed in Schedule
7.3(a), Seller shall also deliver a quitclaim deed, quitclaiming Seller's interest in the land described in Buyer's updated survey.
(b) An assignment, substantially in the form of Schedule 7.3(b), of Seller's rights under (x) the lease and (y) to the extent assignable, the governmental permits, licenses and certificates relating to the Premises, the warranties and guarantees of contractors and manufacturers, the trade name for the Premises, the telephone numbers, and all marketing, advertising, promotional material and photographs therefor; and at the Premises the documents in Seller's possession relating to each of the foregoing.
(c) A rent roll for the Premises (the "Rent Roll"), in the same form as
Schedule 3.1(d), dated no earlier than three (3) days before Closing, and the lease records.
(d) An affidavit containing the information required by Section 1445 of the
Internal Revenue Code to establish that Seller is not a foreign person for purposes of that
Section.
(e) A notice to the tenant of the change in ownership.
(f) An affidavit in respect of mechanics liens and parties in possession in reasonable and customary form sufficient to remove the standard title insurance exceptions for such matters.
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(g) Illinois Real Estate Transfer Declaration (Form PTAX-203).
(h) City of Naperville, Illinois Real Estate Transfer Declaration (prior to
Closing as required by the City of Naperville Finance Department).
(i) A broker's lien waiver executed by the Broker, on the Broker's standard form, which lien waiver shall be reasonably acceptable to the title Company.
(j} To the extent in Seller's possession and not previously delivered to Buyer, copies of manuals, operating instructions, plans, permits, warranties, security devices, key codes and other access codes for the Premises.
(k)
(1)
(m)
The Tenant Estoppel Certificate.
The CC&R Estoppel (if applicable).
Any other documents expressly required by the terms of this Contract.
7.4 Buyer shall execute and deliver the following:
(a)
as provided in 7.3(b).
An assumption of Seller's obligations under the lease transferred to Buyer
(b) Illinois Real Estate Transfer Declaration (Form PTAX-203).
(c) City of Naperville, Illinois Real Estate Transfer Declaration (prior to
Closing as required by the City of Naperville Finance Department).
(d) Any other documents expressly required by the terms of this Contract.
7.5 Each party shall deliver to the other party and to the Escrowee such duly executed and acknowledged or verified certificates, affidavits and other documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by appropriate trust, corporate, partnership or other proceedings and as to the authority of the officer, partner or other representatives acting for it, as counsel for the other party or the Title
Company may reasonably request.
7.6 The Title Company shall issue an owner's policy of title insurance in the amount of the Purchase Price insuring that Buyer has Good Title subject only to the Permitted
Encumbrances, the standard printed exceptions as omitted or modified by the title insurer after review of any survey, the state of facts shown on the Survey described in 2.4 after review of that
Survey, rights of tenants in possession as tenants only, the affidavit described in 7.3(e) and such other matters as Buyer shall accept.
7.7 The Escrowee shall serve as the "real estate reporting person" (as such term is defined in Section 6045(e) of the Internal Revenue Code of 1986, as amended) and shall file the requisite Form 1099-S with the Internal Revenue Service in accordance with said Section
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6045(e) and the regulations issued thereunder. This Contract shall constitute the designation agreement described in those regulations, the name and address of Seller as transferor and Buyer as transferee in the transaction contemplated hereby appear in 12 hereof (as amended by any notice given under 12 and, in case of any permissible assignment by Buyer, by the notice of such assignment) and Seller, Buyer and Escrowee agree to retain a copy of this Contract for a period of four (4) years following the end of the calendar year in which the Closing occurs. The provisions of this paragraph shall survive the Closing.
7.8 At any time and from time to time after the Closing, Buyer and Seller agree to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such additional instruments or documents and to take or cause to be taken such further action as the other party may reasonably request to evidence and effectuate the transactions contemplated under this Contract.
8. Adjustments.
8.1 The following shall be apportioned as of the day prior to Closing:
(a) Rents and additional rents, when, as and if collected.
(i) The first rents collected after closing from the tenant shall be successively applied to the payment of: (1) rents due and payable in the month in which the
Closing occurs and then (2) rents due and payable at the time of receipt in the inverse order of accrual. Each type of rent and additional rent payable by the tenant shall be separately prorated based upon the applicable fiscal or calendar year set forth in the tenant's lease for the payment of additional rent. Each party shall promptly account to the other party for any rents received after
Closing to which the other party would be entitled under this 8.1(a). To illustrate the foregoing:
Assume the Closing occurs September 10; tenant has not paid its base rent for the months of August and September at Closing; the base rent is due on the first day of each month; and
after the Closing, the tenant pays more than one month's rent and less than two months' rent (and the parties decide to accept the partial payment):
(y) if the tenant pays on September 20, Buyer shall prorate the base rent for the month of September between Seller and Buyer, remit Seller's share of the September rent to it, retain Buyer's share of the September rent and remit the balance to Seller on account of the
August rent; or
(z) if the tenant pays on October 5, Buyer shall prorate the base rent for the month of September between Seller and Buyer, remit Seller's share to Seller and retain the balance of the payment first for Buyer's share of the September rent and the balance on account of the
October rent.
(ii) Subject to the proration of payments of additional rent required above, until the parties finally prorate all rent and additional rent, as hereinafter provided, (a) Seller shall initially retain all monthly or other payments of additional rent made by the tenant before the
Closing Date (except payments made more than one month in advance), and (b) Buyer shall initially retain all monthly or other payments of additional rent made by the tenant following the Closing
Date (except payments delinquent at the time of Closing). As soon as reasonably practicable
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following the end of the applicable fiscal year set forth in the tenant's lease for the calculation and payment of additional rent (the "Applicable Fiscal Year"), Seller and Buyer shall reprorate the total additional rent due from or to the tenant.
(iii) As soon as reasonably practicable after the end of the Applicable Fiscal Year
(a) Buyer shall furnish to Seller a statement, certified to be true and correct by Buyer, setting forth the operating expenses incurred by Buyer during the period beginning on the Closing Date and ending on the last day of the Applicable Fiscal Year and all reimbursements received during such period by Buyer, as landlord under the lease, for the tenant's share of operating expenses for such
Applicable Fiscal Year, and (b) Seller shall furnish to Buyer a statement, certified to be true and correct by Seller, setting forth the operating expenses incurred by Seller during the period beginning on the first day of the Applicable Fiscal Year and ending on the Closing Date and all reimbursements received during such period by Seller, as landlord under the lease, for the tenant's share of operating expenses for such Applicable Fiscal Year. Buyer and Seller shall cooperate in good faith to exchange such information as shall be required to prepare the appropriate reconciliation of the tenant's additional rent payments in a timely fashion.
(iv) Following the completion of the necessary exchange of information and resulting calculations, Buyer and Seller shall re-prorate tenant's additional rent as set forth below. If the sum of all interim payments on account of additional rent collected and retained by Seller from the tenant for the tenant's Applicable Fiscal Year (reduced by the prorated portion of the interim payment on account of additional rent paid for the month or quarter in which the date when the prorated portion of such payment occurs for which Buyer is given credit as set forth above) exceeds the amount of additional rent to which Seller is entitled with respect to the tenant as set forth above,
Seller shall pay such excess to Buyer. If the sum of all interim payments on account of additional rent collected and retained by Buyer for the tenant's Applicable Fiscal Year exceeds the amount of additional rent to which Buyer is entitled with respect to the tenant, Buyer shall pay such excess to
Seller. If the sum of the interim payments on account of additional rent collected by Seller and the interim payments on account of additional rent collected by Buyer exceeds the additional rent actually owed by the tenant for its Applicable Fiscal Year, Buyer shall remit to, or give the tenant credit for, such excess and Seller and Buyer shall make any necessary adjustment between them in accordance with the immediately preceding sentences. If the sum of the interim payments on account of additional rent collected by Seller and the interim payments on account of additional rent collected by Buyer is less than the additional rent actually owed by the tenant for its Applicable
Fiscal Year, Buyer shall attempt to collect such difference from the tenant and, upon such collection by Buyer, Seller and Buyer shall make any necessary adjustment between them in accordance with the immediately preceding sentences.
(b) Real and personal property taxes and special assessments will not be prorated between the parties as Tenant pays these amounts directly to the taxing authority.
(c) Utility charges payable by the owner of the Premises, including water and sewer charges, except that where practicable, Seller shall undertake to cause utility readings to be taken on the day prior to the Closing, and Seller shall pay the charges for utility services based on such reading, Buyer paying charges for all such utility services thereafter.
(d) In addition to the foregoing specific apportionments, Seller shall receive all
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other income accrued to Closing and shall pay all other expenses accrued or incurred in the operation of the Premises prior to Closing and Buyer shall receive all other income accruing on and after Closing and shall pay all other expenses incurred or accrued in the operation of the Premises on and after Closing. Any item of income or expense which should be apportioned and which is not or cannot be apportioned at Closing shall be duly apportioned as soon as determined.
8.2 The following credits shall be given:
(a) Buyer shall receive a credit in an amount equal to the sum of any expenses to be paid post-Closing by Buyer to the extent such expenses pertain to time periods prior to the date of Closing.
(b) Seller shall receive a credit for any prepaid expenses paid by Seller to the extent such expenses pertain to time periods commencing after the date of Closing.
8.3 Seller shall pay all transfer taxes, documentary stamp taxes and excise taxes, all recording fees for the deed, and the cost of title examination and title insurance premiums for a basic owner's policy without the standard printed exceptions. Buyer shall pay the cost of the
Survey and the cost of any endorsements to Buyer's owner's title policy. Buyer and Seller shall split evenly the charges, if any, of the Escrowee for escrow services or closing or settlement services. The parties shall pay any costs as expressly provided elsewhere in this Contract and shall adjust all other closing charges in accordance with the custom in the county in which the
Premises are located.
8.4 Seller, at its sole cost and expense, at the Closing, shall terminate its management agreement with respect of the Premises and shall discharge the employees of the Premises or transfer them to other operations and pay all compensation due the employees through the date of Closing.
9. Brokerage.
Buyer represents that the only broker who has been involved with the negotiation of this
Contract and the purchase of the Premises pursuant thereto is CB Richard Ellis (represented by
Michael L. Caprile), having an address at 700 Commerce Drive, Suite 550, Oakbrook, Illinois
60523 (the "Broker") and there are no other persons entitled to a commission in connection with this transaction by reason of Buyer's acts. Seller agrees to pay the commissions due to the Broker in accordance with a separate agreement and to indemnify Buyer against any claims of and liabilities to the Broker or any other person for brokerage commissions, finders' fees or other remuneration arising from this Contract or the transactions contemplated by this Contract by reason of Seller's acts. Buyer agrees to indemnify Seller against any claims of and liabilities to any person (other than the Broker) for brokerage commissions, finder's fees or other remuneration arising from this
Contract or the transaction contemplated by this Contract by reason of Buyer's acts.
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Escrow10. Provisions.
10.1 Seller and Buyer hereby appoint Escrowee to serve as such pursuant to the terms of this Contract. The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience and as such shall not be deemed to be the agent of either of the parties.
10.2 Buyer shall pay the sum or sums, as applicable, to be paid under 1.1(b) by wire transfer to Escrowee. As soon as practicable after collection, Escrowee shall hold the proceeds thereof in escrow, in an escrow account and shall invest the proceeds in an interest bearing account of a Federally insured banking institution. Escrowee shall apply the Deposit as provided in the separate escrow instructions referred to in 7.2(a) or, in any other case, as expressly provided in this Contract. The tax identification numbers of the parties are set forth opposite their signatures to this Contract.
10.3 The duties of Escrowee shall be determined solely by the express provisions of this Contract and the separate escrow instructions referred to in 7.2. If there is any dispute or doubt as to which party is entitled to the Deposit, Escrowee may hold the Deposit until receipt of a written authorization signed by the parties or a final judgment of a court of competent jurisdiction directing the disposition of the Deposit. In the absence of such authorization, the parties authorize
Escrowee, without creating any obligation on the part of Escrowee, if this Contract or the Deposit becomes involved in litigation, to deliver the Deposit to the clerk of the court in which the litigation is pending or, if it is threatened with litigation, to interplead all interested parties in the court of general jurisdiction in the county in which the Premises are located and to deliver the Deposit to the clerk of that court; and upon such delivery, Escrowee shall be fully relieved and discharged of any further responsibilities under this Contract.
10.4 The Deposit shall be paid by Escrowee to Seller at Closing and credited against the Purchase Price. If the Closing does not occur due to the exercise of a Termination Option, the Deposit shall be paid to Buyer unless the conditions of the specific Termination Option shall provide otherwise.
11. Assignments
11.1 Buyer's interest under this Contract may not be assigned without Seller's prior written consent; except, without Seller's consent, Buyer's interest under this Contract may be assigned to a wholly owned subsidiary of Buyer or affiliate under common control or ownership with Buyer or a purchasing entity in which one or more partners of the Buyer, or related entities, such as trusts, have an ownership interest of not less than 51% of the purchasing entity. Buyer shall not be released from its obligations under this Contract upon any assignment and Buyer's obligations shall remain in full force and effect.
12. Notices
All notices, requests, consents and other communications required or permitted to be delivered hereunder shall be in writing and shall be delivered by Federal Express or other air courier or by telefacsimile, as follows:
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To Escrowee at: First American Title Insurance Company
30 North LaSalle Street, Suite 2700
Chicago, Illinois 60602
Attn.: Martha Reyna
Phone No.: (312) 917-7264
Telefax No.: (888) 279-8547
To Buyer at: The address first above given
Attn.: Jason F. Sturman
Phone No.: (317) 808-6505
Telefax No.: (317) 808-6770
With a copy to: Duke Realty Corporation
3950 Shackleford Road, Suite 300
Duluth, Georgia 30096
Attn.: Ann Banta Kustoff, Esq.
Phone No.: (770) 638-2613
Telefax No.: (770) 717-2431
To Seller at: The address first above given
Attn.: Martin J. Cawley
Phone No.: (212) 408-2992
Telefax No.: (212) 603-4965
With a copy to: Ingram Yuzek Gainen Carroll & Bertolotti, LLP
250 Park Avenue, 6th Floor
New York, New York 10177
Attn.: David J. Zinberg, Esq.
Phone No.: (212) 907-9601
Telefax No.: (212) 907-9681
Any party hereto may, from time to time, designate any other address to which such notice, request, consent or other communication addressed to it shall be sent. All such communications shall be effective on delivery. Counsel for any party may give notices to the other party with the same effect as if given by the party.
13. Expenses
Whether or not the transactions contemplated under this Contract are consummated, each party hereto shall pay his own expenses incident to the preparation and performance of this
Contract, including, without limitation, attorneys' fees.
14. Survival of Agreements
Except as expressly herein provided to the contrary, the covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Contract
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and the consummation of the transactions contemplated herein; provided that Buyer must give notice of any breach of any such surviving covenants, agreements, representations and warranties on or before the 270th day after the Closing as a condition to the enforcement of any rights with respect to any such covenants, agreements, representations and warranties; except for fraud in the inducement, Seller's liability for all breaches of those covenants, agreements, representations and warranties shall be limited to FOUR HUNDRED THOUSAND DOLLARS ($400,000) in the aggregate; and Buyer shall have no right of rescission for any such breach. Notwithstanding anything in this Contract to the contrary, if Buyer shall have received actual notice of, or shall otherwise have actual knowledge of, any breach by Seller of any of its covenants, agreements, representations and warranties set forth herein and shall nonetheless proceed to Closing and purchase the Premises, Seller shall have no liability to Buyer with respect to such breach and, should Buyer purchase the Premises, Buyer hereby knowingly and intentionally waives any and all liability, claims, actions or causes of action with respect to any such breach of which Buyer has actual notice or actual knowledge prior to the Closing.
15. Entire Agreement
This Contract (including all schedules annexed hereto) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. This Contract may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.
16. Waivers; Extensions
No waiver of any breach of any agreement or provisions herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provisions herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.
17. No Recording
The parties each agree that neither this Contract nor any memorandum or notice thereof shall be recorded.
18. Counterparts; Captions
This Contract may be executed in counterparts, each of which shall be deemed an original.
The captions are for convenience of reference only and shall not affect the construction to be given any of the provisions hereof.
19. Pronouns; Joint and Several Liability
All pronouns and nouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require. If
Buyer consists of two or more parties, the liability of such parties shall be joint and several.
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Cla20i. ms
Whenever any party shall learn through the filing of a claim or the commencement of a proceeding by a third party or otherwise of the existence of any liability for which another party is or may be responsible under this Contract, such party shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have which may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend same in the name of any party and shall generally cooperate with the other party in the defense of any such claims.
21. Limitation of Liability
21.1 If Seller shall default in any material respect prior to Closing, then Buyer may, at its sole, option, either: (i) exercise a Termination Option; or (ii) have the right to enforce this
Contract by obtaining specific performance of its terms and provisions. Buyer shall not be entitled to any other remedy for damages or otherwise which it may have at law or in equity as a consequence of such default.
21.2 BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT
SELLER'S DAMAGES IN THE EVENT OF DEFAULT BY BUYER TO PURCHASE THE
PREMISES WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THE
DEPOSIT (AS DEFINED IN 1.3(j)) PLUS ANY INTEREST EARNED THEREON IS THE
PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER
WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS
CONTRACT FAILS TO CLOSE BY REASON OF BUYER'S DEFAULT. IF BUYER SHALL
DEFAULT IN ANY MATERIAL RESPECT AND SELLER SHALL NOT HAVE
DEFAULTED IN ANY MATERIAL RESPECT, SELLER MAY EXERCISE A
TERMINATION OPTION AND ESCROWEE SHALL PAY OVER THE DEPOSIT PLUS
ANY INTEREST EARNED THEREON TO SELLER AS LIQUIDATED DAMAGES AND
NOT A PENALTY, AND THE RETENTION OF THE DEPOSIT AND SUCH INTEREST
SHALL BE THE SOLE REMEDY OF SELLER (EXCEPT FOR ANY DEFAULTS UNDER
2.2).
22. Governing Law
The terms of this Contract shall be governed by and construed in accordance with the laws of the State in which the Premises are located.
23. Miscellaneous
If the day for performance of any action described in this Contract shall fall on a
Saturday, Sunday or a day on which the banks are closed in New York or in the State in which the Premises are located, the time for such action shall be extended to the first business day after such Saturday, Sunday or day on which the banks are closed.
24. Exchange Provisions.
At Buyer's sole cost and expense, Buyer may structure the purchase of the Premises from
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Seller as a Like Kind Exchange under Code Section 1031 whereby Buyer will acquire the Premises by use of the proceeds, in whole or in part, held by the exchange intermediary. Seller shall cooperate with Buyer's conduct of the Like Kind Exchange, provided that all costs and expenses generated in connection with the Like Kind Exchange shall be borne solely by Buyer, and Seller shall not be required to take title to or contract for the purchase of any other property. Buyer's use of a qualified intermediary to effectuate the exchange or any assignment of the rights or obligations of Buyer hereunder shall not relieve, release or absolve Buyer of its obligations to the Seller. In no event shall the Closing Date be delayed by the Like Kind Exchange. Buyer shall indemnify and hold harmless Seller from and against any and all liability arising from and out of the Like Kind
Exchange.
25. Information and Audit Cooperation. At Buyer's request on reasonable prior notice, at any time after Closing and continuing for a period of one (1) year after Closing, Seller shall provide to Buyer's designated independent auditor access to the books and records of the
Premises, and all related information regarding the Premises for the period for which Buyer is required to have the Premises audited, and Seller shall provide to such auditor a representation letter regarding the books and records of the Premises, in substantially the form of Schedule 25 attached hereto, in connection with the normal course of auditing the Premises in accordance with generally accepted auditing standards.
[SIGNATURES ON FOLLOWING PAGE.]
369136_5 19
A La S tie Contract
't :dun
INWTENESS WHEREOF, Seller and Buyer have duly executed this Co . {-act as of the date first. above written,
SELLER: 175 AMBASSADOR REALTY,. EEC,
a Delaware limited liability company
Tax I.D. No.: 56-2620200
BUYER: DUKE P.E !JY IAMIXED PARTNERSIIIP,
an Itidiaaa limited partnership
By Duke Realty Corporation,
an Indiana corporation,
its general. partner
By:
Name:
Title:
Tax I.D. 35--1 125
Thc lindersigned accept: r ointment as Escrowee, ackbowleidges receipt of FIVE
HUNDRED 'E'rfOUSAND I.S (5500,000) by wire, and agrees to hold it in accordance with and subject to the terms of the foregoing Contract.
ESCROWEE: FIRST AMMCAN TITLE INSURANCE COMPANY
By_
Nrle:
Title:
3^9136__5 20

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IN WITNESS WHEREOF, Seller and Buyer have duly executed this Contract as of the date first above written.
SELLER: 175 AMBASSADOR REALTY, LLC,
a Delaware limited liability company
By: SBP Manager, Inc.,
a Delaware corporation, its Manager
By:
Name:
Title: Vice President
Tax I.D. No.: 56-2620200
BUYER: DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership
By: Duke Realty Corporation,
an Indiana corporation,
its general partner
By:
Name: Angela su
Title: Vice President
Tax I.D. No.: 35-1898425
The undersigned accepts appointment as Escrowee, acknowledges receipt of FIVE
HUNDRED THOUSAND DOLLARS ($500,000) by wire, and agrees to hold it in accordance with and subject to the terms of the foregoing Contract.
ESCROWEE: FIRST AMERICAN TITLE INSURANCE COMPANY
By:
369136_5 20
Name:
Title:

Ambassador Sale Contract
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IN WITNESS WHEREOF, Seller and Buyer have duly executed this Contract as of the date first above written.
SELLER: 175 AMBASSADOR REALTY, LLC,
a Delaware limited liability company
By: SBP Manager, Inc.,
a Delaware corporation, its Manager
By:
Name:
Title: Vice President
Tax I.D. No.: 56-2620200
BUYER: DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership
By: Duke Realty Corporation,
an Indiana corporation,
its general partner
By:
Name:
Title:
Tax I.D. No.: 35-1898425
The undersigned accepts appointment as Escrowee, acknowledges receipt of FIVE
HUNDRED THOUSAND DOLLARS ($500,000) by wire, and agrees to hold it in accordance with and subject to the terms of the foregoing Contract.
ESCROWEE: FIRST AMERICAN TITLE INSURANCE COMPANY
By: ,^
ff
369136_5 20
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Ambassador Sale Contract
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SCHEDULE
Premises
LOT 2 IN THE GLACIER PARK RESUBDIVISION NO. 7, BEING A SUBDIVISION IN
SECTION 15, TOWNSHIP 38 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL
MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED AS DOCUMENT R97-
059550 AND CERTIFICATE OF CORRECTION RECORDED AS DOCUMENT R97-065481,
IN DUPAGE COUNTY, ILLINOIS.
369136_5 21

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SCHEDULE 3.1(c)
Pending Litigation
None.
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SCHEDULE 3.1(d)
Rent Roll
Tenant: SYX Distribution Inc., a Delaware corporation
Leased Premises: The entire Premises.
Current Base Rent: $1,344,459.72 per year; $112,038.31 per month for the period from
11/2/09 to 11/1/10. As of 11/2/10, the Base Rent is to be increased by an amount equal to the lesser of (i) the percentage increase in the CPI for the preceding lease year, and (ii) 2.5%. The
CPI information is not yet available but when it becomes available, the increase in Base Rent will be established for the 11/2/10 to 11/1/11 lease year and Tenant will be billed retroactively for the unbilled amounts for the period beginning 11/2/10. Tenant has paid the Base Rent for
November 2010 in the amount of $112,038.31.
Current Lease Term: 11/2/06 - 11/1/26
Security Deposit: None
Additional Rent: Tenant pays:
(i) All assessments of High Grove - Naperville Association. The
Association bills Seller semi-annually and then Seller bills Tenant.
(ii) Property insurance and business interruption insurance costs.
Tenant pays Seller monthly. For November 2010, the monthly
amount paid by Tenant was $4,970.
Management fee of 2% of annual revenue collected. Tenant pays this amount to Seller annually.
(iv) All real estate taxes and assessments. Tenant pays directly to the taxing authority semi-annually.
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SCHEDULE 3.1(e)
Operating Statements
The following are annexed:
September 2010 Year to Date Monthly Trend (1 page).
2009 Year to Date Monthly Trend (1 page).
2008 Year to Date Monthly Trend (1 page).
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SCHEDULE 7.3(a)
SPECIAL WARRANTY DEED
WHEN RECORDED, MAIL TO:
Attn:
SPECIAL WARRANTY DEED
This Special Warranty Deed, made as of the day of , 2010, by 175
AMBASSADOR REALTY, LLC, a Delaware limited liability company ("Seller"), whose address is c/o Sentinel Real Estate Corporation, 1251 Avenue of the Americas, New York, New
York 10020, in favor of DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, ("Purchaser"), whose address is 600 East 96 t1i Street, Suite 100, Indianapolis, Indiana
46240, WITNESSETH, that Seller, for and in consideration of the sum of Ten and No/100
Dollars ($10.00) and other good and valuable consideration in hand paid, by Purchaser, the receipt whereof is hereby acknowledged, by these presents does GRANT, REMISE, RELEASE,
ALIEN, SELL AND CONVEY unto Purchaser and its successors, FOREVER, all the real property (together with any and all structures, buildings and improvements located thereon)
legally described on Exhibit A attached hereto and made a part hereof, situated in the City of
Naperville, DuPage County and State of Illinois and subject only to those title exceptions enumerated on Exhibit B attached hereto and made a part hereof (the "Permitted Exceptions").
Together with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion or reversions, remainder or remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of
Seller, either in law or equity of, in and to the above described premises, with the hereditaments and appurtenances:
TO HAVE AND TO HOLD the said premises as above described subject only to the
Permitted Exceptions, with the appurtenances, unto Purchaser, forever.
And Seller, for itself, and its successors, does covenant, promise and agree to and with
Purchaser, and successors, that it has not done or suffered to be done, anything whereby the said premises hereby granted are, or may be, in any manner encumbered or charged, except as herein recited; and that it WILL WARRANT AND FOREVER DEFEND, the said premises against all persons lawfully claiming, or to claim the same, by, through or under it, subject only to the
Permitted Exceptions.
fSIGNATURE ON FOLLOWING PAGE1
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SELLER: 175 AMBASSADOR REALTY, LLC,
a Delaware limited liability company
By: SBP Manager, Inc.,
a Delaware corporation, its Manager
By:
Name:
Title:
STATE OF NEW YORK )
) ss:
COUNTY OF NEW YORK )
On this day of , in the year 2010 before me, the undersigned, a
Notary Public in and said State, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
Notary Public
My Commission Expires:
This Instrument Prepared by:
Ingram Yuzek Gainen Carroll & Bertolotti, LLP
250 Park Avenue, 6th Floor
New York, New York 10177
Attn: Deborah N. Korman
Forward Future Tax Bills to:
Duke Realty Limited Partnership
c/o Real Estate Tax Advisors LLC
Post Office Box 40509
Indianapolis, IN 46240
Permanent Index Number: 07-15-304-021-0000.
Property address: 175 Ambassador Drive, Naperville, IL.
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Execution Version
EXHIBITA
Description of Premises
LOT 2 IN THE GLACIER PARK RESUBDIVISION NO. 7, BEING A SUBDIVISION IN
SECTION 15, TOWNSHIP 38 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL
MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED AS DOCUMENT R97-
059550 AND CERTIFICATE OF CORRECTION RECORDED AS DOCUMENT R97-065481,
IN DUPAGE COUNTY, ILLINOIS.
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EXHIBITY3
Permitted Exceptions
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SCHEDULE 7.3(b)
Assignment and Assumption of Lease and Other Property Rights
ASSIGNMENT AND ASSUMPTION ("Agreement") dated as of this day of
, 2010 between 175 Ambassador Realty, LLC, a Delaware limited liability company, having an office c/o Sentinel Real Estate Corporation, 1251 Avenue of the Americas, New York,
New York 10020 ("Assignor") and Duke Realty Limited Partnership, an Indiana limited partnership, having an address at 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240
("Assignee").
WITNES SETH:
WHEREAS:
A. Assignor and Assignee entered into a certain contract dated
, 2010 (as amended to date or hereinafter amended, the "Contract") pursuant to which
Assignor agreed to sell and the Assignee agreed to purchase certain real property located at 175
Ambassador Drive, Naperville (DuPage County), Illinois (said real property and improvements thereon being herein collectively referred to as the "Premises"), more particularly described in the Contract.
B. The Contract provides for the transfer and assignment and assumption of certain interests and rights in addition to the Premises more particularly described therein; and
C. The Contract provides for the execution of an assignment and assumption covering said rights and interests.
NOW THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby assigns to Assignee all of its right, title and interest in and to the following:
1. The lease (the "Lease") and any prepaid rents, all of which are more particularly described in Exhibit"A" attached hereto and made a part hereof;
2. To the extent assignable, the warranties of the manufacturers and suppliers of the fixtures and equipment installed at the Premises (the "Warranties").
3. To the extent assignable, governmental permits, licenses and certificates relating to the Premises, the trade name for the Premises, the telephone numbers, and all marketing, advertising, promotional material and photographs for the Premises.
TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.
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Assignor hereby agrees to indemnify, defend and hold Assignee harmless from and against any and all claims, losses, costs, damages and obligations arising on or before the date hereof under the Lease which has been assigned hereby.
Assignee hereby assumes the obligations of Assignor arising after the date hereof under the Lease and agrees to indemnify and hold Assignor harmless from and against any and all claims, losses, costs, damages and obligations arising after the date hereof under the Lease which has been assigned hereby.
This Agreement may be executed in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. This
Agreement shall become effective only after each of the parties hereto shall have executed and delivered it to the other.
IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the date first above written.
ASSIGNOR: 175 AMBASSADOR REALTY, LLC,
a Delaware limited liability company
By: SBP Manager, Inc.,
a Delaware corporation, its Manager
By:
Name:
Title:
ASSIGNEE: DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership
By: Duke Realty Corporation,
an Indiana corporation,
its general partner
By:
Name:
Title:
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Exhibit"A"to the Assignment and Assumption Agreement
Lease
Build-To-Suit Lease Agreement dated April 21, 1995 by and among American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated January 31, 1995 and known as Trust No. 120041-07 ("American National Bank") as landlord, Walsh, Higgins &
Company, as contractor, and Systemax Incorporated as tenant, as amended by that certain First
Amendment to Lease dated February 1, 2006 by and between Ambassador Drive LLC (successor to American National Bank) and Global Computer Supplies Inc., a New York corporation (f/k/a
Systemax Incorporated), as assigned by that certain Assignment and Assumption of Lease dated
November, 2006 between Ambassador Drive LLC, as assignor, and 175 Ambassador Realty,
LLC, a Delaware limited liability company, as assignee, as further amended by that certain
Second Amendment to Lease dated November 28, 2006, and as assigned by that certain
Assignment and Assumption of Lease dated February 8, 2010 by and between Global Computer
Supplies Inc., a New York corporation, as assignor, and SYX Distribution Inc., a Delaware corporation, as assignee.
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SCHEDULE 25
Audit Letter
[Letterhead of Owner or Premises Management Company]
KPMG LLP
Attention: [Name]
355 South Grand Avenue
Suite 2000
Los Angeles, CA 90071-1568
[Date]
Ladies and Gentlemen:
We are providing this letter in connection with your audit of the statement of revenue and certain expenses (the Statement) for [Premises name] (the Premises) for the year ended December 31,
200 for the purpose of expressing an opinion as to whether the statement of revenue and certain expenses presents fairly, in all material respects, the results of operations of the Premises in conformity with accounting principles generally accepted in the United States of America.
Certain representations in this letter are described as being limited to matters that are material.
Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.
We confirm, to the best of our knowledge and belief, the following representations made to you during your audit:
1. The property level details attached to this letter were generated from our general ledger (the "Attachment") and are complete and accurate for the year ended
December 31, 200 and for the [3, 6 or 9, as applicable] months ended
, 200 [the applicable quarter end date, depending on the date of the acquisition].
2. There have been no:
(a) Instances of fraud, whether or not material, involving management or other employees who have significant roles in internal control over financial reporting. We understand that the term "fraud" includes misstatements arising from fraudulent financial reporting and misstatements arising from misappropriation of assets. Misstatements arising from fraudulent financial reporting are intentional misstatements, or omissions of amounts or disclosures in financial statements to deceive
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financial statement users. Misstatements arising from misappropriation of assets involve the theft of an entity's assets where the effect of the theft causes the Attachment not to be complete and accurate.
(b) Instances of fraud involving others that could have a material effect on the
Attachment.
(c) Allegations of fraudulent financial reporting on the part of the Property received in communications from employees, former employees, financial analysts, or others.
(d) Allegations, either written or oral, of misstatements or other misapplications of accounting principles in the Attachment.
(e) Allegations, either written or oral, of deficiencies in internal control that could have a material effect on the Attachment.
(f) False statements affecting the Attachment made to you in connection with your audit.
3. There are no:
(a) Material transactions that have not been properly recorded in the accounting records underlying the Statement.
(b) Events that have occurred subsequent to December 31, 200 and through the date of this letter that would require adjustment to amounts included in the Attachment.
(c) The Premises has complied with all aspects of contractual agreements that would have a material effect on the Attachment in the event of noncompliance.
(d) There are no significant deficiencies in the design or operation of internal controls which could adversely affect our ability to record, process, summarize and report financial data, and we have identified no material weaknesses in internal controls.
(e) We acknowledge our responsibility for the design and implementation of programs and controls to prevent and detect fraud.
Further, we confirm that we are responsible for the completeness and accuracy of the Premises level details attached to this letter.
Very truly yours,
Company Name
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[Name] [Name]
[Title] [Title]
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